      As filed with the Securities and Exchange Commission on April 2, 1999

                                                   Registration No. 333-64621-02

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              --------------------

                         Post-Effective Amendment No. 2
                                       to
                                    Form S-4
                             Registration Statement
                        Under The Securities Act of 1933

                              --------------------

                         ST. FRANCIS CAPITAL CORPORATION
             (Exact name of Registrant as Specified in its Charter)

          WISCONSIN                                  6711                              39-1747461
-------------------------------               -----------------                     ----------------
(State or other jurisdiction of               (Primary Standard                     (I.R.S. Employer
 incorporation or organization)     Industrial Classification Code Number)         Identification No.)

                          13400 BISHOPS LANE, SUITE 350
                        BROOKFIELD, WISCONSIN 53005-6203
                                 (414) 486-8700
               (Address, including Zip Code, and Telephone Number,
        including Area Code, of Registrant's Principal Executive Offices)



                            THOMAS R. PERZ, PRESIDENT
                           AND CHIEF EXECUTIVE OFFICER
                         ST. FRANCIS CAPITAL CORPORATION
                          13400 BISHOPS LANE, SUITE 350
                        BROOKFIELD, WISCONSIN 53005-6203
                                 (414) 486-8700
--------------------------------------------------------------------------------
(Name, Address, including Zip Code, and Telephone Number, including Area Code, of Agent for Service)


                                   Copies to:


                              TERESA M. LEVY, ESQ.
                          MICHAEL BEST & FRIEDRICH LLP
                            100 EAST WISCONSIN AVENUE
                                   SUITE 3300
                           MILWAUKEE, WISCONSIN 53202

                               -------------------

                          No exhibits with this filing.

                                EXPLANATORY NOTE

         On December 8, 1998, the Registration Statement on Form S-4 of St. Francis Capital Corporation, a Wisconsin corporation (the "Company"), Registration No. 333-64621 (the "Registration Statement"), was declared effective by the Securities and Exchange Commission. Pursuant to such Registration Statement, the Company registered 740,022 shares of common stock, $0.01 par value per share, of the Company ("Common Stock") and Associated Rights to purchase shares of the Company's Series A Junior Participating Preferred Stock in connection with the merger of Reliance Bancshares, Inc., a Wisconsin corporation ("Reliance"), with and into the Company (the "Merger"), with the Company as the surviving corporation. The exact number of shares to be issued was to be determined in accordance with the Agreement and Plan of Reorganization, dated June 30, 1998, by and between the Company and Reliance. Of the 740,022 shares of Common Stock registered on the Registration Statement, 367,282 shares were issued to holders of common stock, $1.00 par value per share, of Reliance ("Reliance Common Stock") in connection with the Merger and 62,024 shares of Common Stock were registered pursuant to Post-Effective Amendment No. 1 on Form S-8 to the Registration Statement.

         In accordance with Item (22)(a) in Part II of the Registration Statement relating to certain undertakings, the Company hereby files this Post-Effective Amendment No. 2 to the Registration Statement to remove from registration by means of a post-effective amendment 310,716 shares of the securities registered thereunder. The number of shares of Common Stock registered under the Registration Statement was an estimate of the maximum number of shares necessary to exchange shares of Reliance Common Stock into shares of Common Stock. The exact number of shares of Common Stock necessary for such exchange could not be determined at the time of the filing of the Registration Statement because the exchange ratio was based upon the market price of Common Stock for the ten consecutive trading days ending on the fifth business day before the closing date of the Merger, which was well after the filing and effectiveness of the Registration Statement.

         Consequently, the Company hereby deregisters 310,716 shares of Common Stock not issued in connection with the Merger.






















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


                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, as amended, St. Francis Capital Corporation has duly caused this Post-Effective Amendment No. 2 to the Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Brookfield, State of Wisconsin on March 31, 1999.

                                      ST. FRANCIS CAPITAL CORPORATION


                                   By:  /s/ Thomas R. Perz
                                        --------------------------------
                                        Thomas R. Perz, President and
                                           Chief Executive Officer

         PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATE INDICATED.


         SIGNATURE                                             TITLE                                 DATE
         ---------                                             -----                                 ----

/s/ Thomas R. Perz                                   President, Chief Executive
-------------------------------                      Officer and Director (Principal
Thomas R. Perz                                       Executive and Operating Officer)


/s/ Jon D. Sorenson*                                 Chief Financial Officer and
-------------------------------                      Treasurer (Principal Financial
Jon D. Sorenson                                      and Accounting Officer)


/s/ John C. Schlosser*                               Chairman of the Board and
-------------------------------                      Director
John C. Schlosser

/s/ David J. Drury*                                  Director
-------------------------------
David J. Drury

/s/ Rudolph T. Hoppe*                                Director
-------------------------------
Rudolph T. Hoppe
                                                                                                 March 31, 1999
/s/ Edward W. Mentzer*                               Director
-------------------------------
Edward W. Mentzer

/s/ Jeffrey A. Reigle*                               Director
-------------------------------
Jeffrey A. Reigle

/s/ Julia H. Taylor*                                 Director
-------------------------------
Julia H. Taylor

/s/ Edmund O. Templeton*                             Director
-------------------------------
Edmund O. Templeton

* By:  /s/ Thomas R. Perz
       --------------------------------
       Thomas R. Perz, Attorney-in-fact











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